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                                                                  EXECUTION COPY





                                    FIRST SUPPLEMENTAL INDENTURE (this "First
                           Supplemental Indenture") dated as of January 11, 2001, among TIME WARNER INC., a Delaware corporation (the "Company"), AOL TIME WARNER INC., a Delaware corporation ("AOL Time Warner"), AMERICA ONLINE, INC., a Delaware corporation ("America Online"), TIME WARNER COMPANIES, INC., a Delaware corporation ("TWC"), TURNER BROADCASTING SYSTEM, INC., a Georgia Corporation ("TBS"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as trustee (the "Trustee").

                  WHEREAS the Company has executed and delivered to the Trustee an Indenture (the "Senior Indenture"), dated as of June 1, 1998, providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities"), which term shall include any Securities issued under the Senior Indenture after the date hereof;

                  WHEREAS, pursuant to a Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000, as amended, among AOL Time Warner, America Online, the Company, America Online Merger Sub Inc. and Time Warner Merger Sub Inc., America Online and the Company will become wholly owned subsidiaries of AOL Time Warner;

                  WHEREAS Section 9.01(5) of the Senior Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Senior Indenture, in form satisfactory to the Trustee, for the purpose of adding to the rights of the Holders of the Securities;

                  WHEREAS Section 9.01(7) of the Senior Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time to enter into one or more indentures supplemental to the Senior Indenture, in form satisfactory to the Trustee, for the purpose of adding additional Events of Default in respect of the Securities;

                  WHEREAS the Company proposes in and by this First Supplemental Indenture to supplement and amend the Senior







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Indenture in certain respects as it applies to Securities issued thereunder;

                  WHEREAS America Online desires to unconditionally and irrevocably guarantee the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Senior Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Senior Indenture and the Securities (the "America Online Guarantee") and to extend to the Holders of Securities certain rights and privileges in connection with the America Online Guarantee;

                  WHEREAS AOL Time Warner desires to unconditionally and irrevocably guarantee (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Senior Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Senior Indenture and the Securities and (ii) all the monetary obligations of America Online under the America Online Guarantee (including obligations to the Trustee) and the full and punctual performance of all other obligations of America Online under the America Online Guarantee (the "AOL Time Warner Guarantee") and to extend to the Holders of Securities certain rights and privileges in connection with the AOL Time Warner Guarantee; and

                  WHEREAS the Company, AOL Time Warner, America Online, TWC and TBS have requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the America Online Guarantee the valid obligation of America Online and the AOL Time Warner Guarantee the valid obligation of AOL Time Warner, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.






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                  NOW, THEREFORE, the Company, AOL Time Warner, America Online,
TWC, TBS and the Trustee hereby agree that the following Sections of this First Supplemental Indenture supplement the Senior Indenture with respect to Securities issued thereunder:

                  SECTION 1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Senior Indenture.

                  SECTION 2. The America Online Guarantee. (a) America Online irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Senior Indenture after the date of this First Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Senior Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Senior Indenture and the Securities. America Online further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWC or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Senior Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

                  (b) America Online further agrees that the America Online Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) America Online further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the Guarantee of TBS or the Guarantee of TWC, and also waives diligence, notice of acceptance of the America Online Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of America







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Online shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Senior Indenture or the Securities of any series.

                  (d) The obligation of America Online to make any payment hereunder may be satisfied by causing the Company, AOL Time Warner, TWC or TBS to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWC or TBS, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWC or TBS, any amount paid by any of them to the Trustee or such Holder, the America Online Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (e) America Online also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the America Online Guarantee.

                  (f) Any term or provision of this First Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the America Online Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this First Supplemental Indenture, as it relates to America Online, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 3. The AOL Time Warner Guarantee. (a) AOL Time Warner irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Senior Indenture after the date of this First Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Senior Indenture (including obligations to the Trustee) and the Securities, (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Senior Indenture and the Securities, (iii) the full and punctual payment of all monetary obligations of America Online under the America Online Guarantee (including obligations to the Trustee) and
(iv) the full and punctual performance within applicable grace periods of all other







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obligations of America Online under the America Online Guarantee. AOL Time
Warner further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company, AOL Time Warner, America Online, TWC or TBS (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Senior Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

                  (b) AOL Time Warner further agrees that the AOL Time Warner Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) AOL Time Warner further agrees to waive presentment to, demand of payment from and protest to the Company of any of the AOL Time Warner Guarantee, the America Online Guarantee, the Guarantee of TBS or the Guarantee of TWC, and also waives diligence, notice of acceptance of the AOL Time Warner Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of AOL Time Warner shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Senior Indenture or the Securities of any series.

                  (d) The obligation of AOL Time Warner to make any payment hereunder may be satisfied by causing the Company, America Online, TWC or TBS to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company, AOL Time Warner, America Online, TWC or TBS, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company, AOL Time Warner, America Online, TWC or TBS, any amount paid by any of them to the Trustee or such Holder, the AOL Time Warner Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (e) AOL Time Warner also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the AOL Time Warner Guarantee.








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                  (f) Any term or provision of this First Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the AOL Time Warner Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this First Supplemental Indenture, as it relates to AOL Time Warner, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 4. Amendment to Defeasance upon Deposit of Funds or Government Obligations. Section 4.03 of Article Four of the Indenture is hereby supplemented and amended by substituting the following sentence for the sentence that appears following clause (5) and before the definition of "Discharged":

                  "If the Company, at its option, with respect to a series of Securities, satisfies the applicable conditions pursuant to either clause (a) or (b) of the first sentence of this Section, then (x), in the event the Company satisfies the conditions to clause (a) and elects clause (a) to be applicable, each of AOL Time Warner, America Online, TBS and TWC shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, their respective guarantees of the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series and (y) in either case, each of AOL Time Warner, America Online, TBS and TWC shall cease to be under any obligation to comply with any term, provision or condition set forth in Article Eight (and any other covenants applicable to such Securities that are determined pursuant to
         Section 3.01 to be subject to this provision), and clause (5) of
         Section 5.01 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 3.01 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter."

                  SECTION 5. Amendments to the Events of Default and Remedies.
(a) Clause (5) of Section 5.01 of Article Five of the Indenture is hereby amended by redesignating clause (5) as clause (5)(i) and by adding thereto at the end thereof the following:








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                  "; or (ii) default in the performance, or breach, of any
         covenant or warranty of AOL Time Warner or America Online in this Indenture (as it may be supplemented from time to time) in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in the Indenture which are not expressly stated to be for the benefit of a particular series of Securities being deemed in respect of the Securities of all series for this purpose, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to AOL Time Warner or America Online, as the case may be, by the Trustee or to AOL Time Warner or America Online, as the case may be, and the Trustee by the Holders or at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or".

                  (b) Clause (6) of Section 5.01 of Article Five of the Indenture is hereby amended by redesignating clause (6) as clause (6)(i) and by adding thereto at the end thereof the following:

                  "; or (ii) the entry of an order for relief against AOL Time Warner or any Material U.S. Subsidiary thereof under the Federal Bankruptcy Act by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging AOL Time Warner or any Material U.S. Subsidiary thereof bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of AOL Time Warner or any Material U.S. Subsidiary thereof under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner or any Material U.S. Subsidiary thereof or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree










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         or order unstayed and in effect for a period of 90 consecutive days;
         or".

                  (c) Clause (7) of Section 5.01 of Article Five of the Indenture is hereby amended by redesignating clause (7) as clause (7)(i) and by adding thereto at the end thereof the following:

                  "; or (ii) the consent by AOL Time Warner or any Material U.S. Subsidiary thereof the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of AOL Time Warner or any Material U.S. Subsidiary thereof or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by AOL Time Warner or any Material U.S. Subsidiary thereof in furtherance of any such action; or".

                  SECTION 6. Amendments to Article Eight. (a) The introductory clause and clause (1) of Section 8.01 of Article Eight of the Indenture is hereby supplemented and amended to read in its entirety as follows:

                  "Section 8.01. Consolidation, Merger, Conveyance or Transfer on Certain Terms. None of the Company, AOL Time Warner, America Online, TBS or TWC shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  "(1)(a) In the case of the Company, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual







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         payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture (as supplemented from time to time) on the part of the Company to be performed or observed; (b) in the case of AOL Time Warner, America Online, TBS or TWC, the Person formed by such consolidation or into which AOL Time Warner, America Online, TBS or TWC is merged or the Person which acquires by conveyance or transfer the properties and assets of AOL Time Warner, America Online, TBS or TWC substantially as an entirety shall be either (i) the Company or (ii) a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and in the case of clause (ii), shall expressly assume, by any indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of this Indenture (as supplemented from time to time) on the part of AOL Time Warner, America Online, TBS or TWC to be performed or observed;".

                  (b) Section 8.02 of Article Eight of the Indenture is supplemented and amended to read in its entirety as follows:

                  "Section 8.02. Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company, AOL Time Warner, America Online, TBS or TWC substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company, AOL Time Warner, America Online, TBS or TWC is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, AOL Time Warner, America Online, TBS or TWC under this Indenture with the same effect as if such successor had been named as the Company, AOL Time Warner, America Online, TBS or TWC herein, as the case may be. In the event of any such conveyance or transfer, the Company, AOL Time Warner, America Online, TBS or TWC, as the case may be, as the predecessor shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter."







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                  SECTION 7. Supplemental Indentures. Clauses (1) and (2) of
Section 9.01 of Article Nine of the Indenture are supplemented and amended to read in their entirety as follows:

                  "(1) to evidence the succession of another corporation or Person to the Company, AOL Time Warner, America Online, TBS or TWC, and the assumption by any such successor of the respective covenants of the Company, AOL Time Warner, America Online, TBS or TWC herein and in the Securities contained; or

                  "(2) to add to the covenants of the Company, AOL Time Warner, America Online, TBS or TWC or to surrender any right or power herein conferred upon the Company, AOL Time Warner, America Online, TBS or TWC, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or".

                  SECTION 8. Reports. AOL Time Warner shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                  SECTION 9. This First Supplemental Indenture. This First Supplemental Indenture shall be construed as supplemental to the Senior Indenture and shall form a part of it, and the Senior Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                  SECTION 10. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11. Counterparts. This First Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original,







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but all of which when taken together shall constitute but one instrument.

                  SECTION 12. Headings. The headings of this First Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 13. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, AOL Time Warner, America Online, TWC and TBS, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.

                  SECTION 14. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Securities, but this First Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.








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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.


                                        TIME WARNER INC.,


                                        By /s/ Thomas W. McEnerney
                                           _____________________________________
                                           Name:  Thomas W. McEnerney
                                           Title:  Vice President


                                        AOL TIME WARNER INC.,


                                        By /s/ J. Michael Kelly
                                           _____________________________________
                                           Name:  J. Michael Kelly
                                           Title: Exec. Vice President and Chief
                                                            Financial Officer


                                        AMERICA ONLINE, INC.,


                                        By /s/ Paul T. Cappuccio
                                           _____________________________________
                                           Name: Paul T. Cappuccio
                                           Title: Exec. Vice President


                                        TIME WARNER COMPANIES, INC.,


                                        By /s/ Thomas W. McEnerney
                                           _____________________________________
                                           Name:  Thomas W. McEnerney
                                           Title:  Vice President


                                        TURNER BROADCASTING SYSTEM, INC.,


                                        By /s/ Thomas W. McEnerney
                                           _____________________________________
                                           Name:  Thomas W. McEnerney
                                           Title:  Vice President








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                                        THE CHASE MANHATTAN BANK, as Trustee,

                                        By /s/ R. Lorenzen
                                           _____________________________________
                                           Name: R. Lorenzen
                                           Title: Asst. Vice President